United States

Securities and Exchange Commission

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

BTU International, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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BTU INTERNATIONAL, INC.

23 Esquire Road

North Billerica, Massachusetts 01862-2596, USA

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 24, 2013

Notice is hereby given that the Annual Meeting of Stockholders of BTU International, Inc. (the “Company”) will be held at the offices of the Company, 23 Esquire Road, North Billerica, Massachusetts, at 10:00 A.M. on Friday, May 24, 2013, for the following purposes:

1.	To elect six directors to serve for the ensuing year.

2.	To hold an advisory vote on executive compensation.

3.	To hold an advisory vote on the frequency of executive compensation advisory votes.

4.	To transact any other business that may properly come before the meeting or any adjournment thereof.

Stockholders of record at the close of business on March 26, 2013, are entitled to notice of and to vote at the meeting.

If you are unable to be present personally, please sign and date the enclosed proxy and return it promptly in the enclosed envelope.

By Order of the Board of Directors,

JOHN E. BEARD

Secretary

North Billerica, Massachusetts

April 18, 2013

ANNUAL MEETING OF STOCKHOLDERS

May 24, 2013

PROXY STATEMENT

The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of BTU International, Inc. (“BTU” or the “Company”) to be voted at the Annual Meeting of Stockholders (the “Meeting”) to be held on May 24, 2013, or at any adjournment thereof. This proxy is available for viewing on the Company’s website, www.btu.com.

The holders of record of shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) at the close of business on March 26, 2013, are entitled to notice of and to vote at the Meeting. There were 9,530,972 shares of Common Stock outstanding on that date, each of which is entitled to one vote on each matter to come before the Meeting.

Shares of Common Stock represented by proxies in the form enclosed, if properly executed and returned and not revoked, will be voted as specified. If you properly execute the proxy card or voting instruction form but make no specifications, your shares will be voted for the election as directors of the nominees named, for the approval of the advisory vote on executive compensation and for the ONE-YEAR option on the advisory vote on the frequency of executive compensation advisory votes. To be voted, proxies must be filed with the Secretary prior to the Meeting. A proxy may be revoked at any time before it is voted by filing a written notice of such revocation with the Secretary at the address of the Company set forth below, by submitting a duly executed proxy bearing a later date, by attending the Meeting and voting in person or by submitting a timely and valid later Internet or telephone vote. If you hold your shares in street name, you should follow the instructions on the voting instruction form provided by your broker or other nominee. Proxies further authorize the Company to vote on any adjournments or postponements of the Meeting, and on other matters which may properly come before the Meeting. All shares represented by signed proxies received by the Company at or prior to the Meeting from stockholders of record as of the close of business on March 26, 2013 will be voted at the Meeting.

The holders of a majority of the issued and outstanding shares of Common Stock, which are entitled to vote at the Meeting, will constitute a quorum for the transaction of business at the Meeting. Directors are elected by a plurality of the votes cast at the Meeting for the election of directors. Because Proposals 2 and 3 each ask for a non-binding advisory vote, there is no required vote that would constitute approval. The person designated as the election inspector will count shares represented by proxies that withhold authority to vote, that reflect abstentions or that are broker non-votes as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Because abstentions, proxies that withhold authority and broker non-votes are not “votes cast,” they will not have any effect on the outcome of voting on proposal one.

This proxy statement and the enclosed proxy card are first being sent to stockholders on or about April 18, 2013. BTU is a “smaller reporting company” under the rules of the Securities and Exchange Commission and the proxy statement complies with the scaled-down disclosure rules that apply to such companies. The principal executive offices of BTU are located at 23 Esquire Road, North Billerica, Massachusetts 01862-2596, USA.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on May 24, 2013. This proxy statement is available on our website at www.btu.com. Additionally, the Annual Report on Form 10-K for the year ended December 31, 2012 and a form of proxy, which have both been mailed with this proxy statement, are also available on our website. Stockholders may obtain a free copy of any of these documents by sending a request in writing to Peter Tallian, the Company’s Chief Operating Officer, at the Company’s address set forth above or by calling 1-800-800-8998 or e-mailing ir@btu.com. Information on how to obtain directions to be able to attend the Meeting and vote in person are available on the Company’s website.

Voting of Proxies. If your shares are registered directly in your name and you submit your proxy to the Company, you authorize the Company to vote your shares at the Meeting in accordance with your instructions. If you submit a proxy to the Company without instructions, your shares will be voted in accordance with the recommendations of the Board set forth in this proxy statement.

How you can vote.

If your shares are registered directly in your name, you may vote:

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Via the Internet. Go to the website www.investorvote.com/btui and follow the instructions. You must specify how you want your shares voted or your Internet vote cannot be completed. Votes have to be received no later than 1:00 am Eastern Daylight Time the morning of the Meeting.

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By Telephone. If you have a touch-tone phone, call 1-800-652-VOTE (8683) toll free from the U.S. and Canada and follow the instructions. You must specify how you want your shares voted and confirm your vote at the end of the call or your telephone vote cannot be completed. Votes have to be received no later than 1:00 am Eastern Daylight Time the morning of the Meeting.

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By Mail. Complete and sign the enclosed proxy card and mail it in the enclosed postage prepaid envelope for receipt on or before May 22, 2013. If you execute the proxy but do not specify how you want your shares voted, the shares will be voted in accordance with the recommendations of the Board set forth in the proxy statement.

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In Person at the Annual Meeting. If you choose to vote in person at the Meeting, you must bring a government-issued proof of identification that includes a photo (such as a driver’s license or passport) and either the enclosed proxy card or other verification of your ownership of Common Stock as of March 26, 2013.

If your shares are held in “street name” (held for your account by a broker or other nominee):

•

Your broker, bank or other nominee should give you instructions for voting your shares. You may vote by Internet, telephone or mail as instructed by your broker, bank or other nominee. You may also vote in person if you obtain a legal proxy from your broker, giving you the right to vote your shares at the Meeting and you bring verification of your ownership of Common Stock to the meeting.

Revocation of Proxies.

You may revoke your proxy and/or change your vote at any time before the Meeting.

If your shares are registered directly in your name, you must do one of the following:

•	Via the Internet or by Telephone. Vote via the Internet or by telephone by following the directions above. Only the last Internet or telephone vote will be counted.

•	By Mail. Sign a new proxy card and submit it as instructed above, or send a notice revoking your proxy to the Secretary so that it is received on or before May 22, 2013.

•	In Person at the Annual Meeting. Attend the Meeting and vote in person. Presence at the Meeting will not revoke your proxy unless you specifically request that your proxy be revoked.

If your shares are held through a broker or other nominee and you would like to change your voting instructions, please follow the instructions provided by your broker.

PROPOSAL 1: ELECTION OF DIRECTORS

The Company has nominated the individuals listed below, all of whom currently serve as directors, for election as directors.

Directors are elected by a plurality of the votes cast at the Meeting for the election of directors. The persons named in the enclosed proxy card intend to vote each share as to which a proxy has been properly executed and returned and not revoked, to elect as directors the six nominees named below, unless authority to vote for the election of any or all of such nominees is withheld by marking the proxy to that effect.

The persons elected as directors will serve until the next annual meeting of stockholders and until their successors are elected and shall qualify. It is expected that each of the nominees will be able to serve, but if any nominee is unable to serve, the proxies reserve discretion to vote or refrain from voting for a substitute nominee.

Information Regarding the Nominees

Name	Business Experiences and Current Directorships	Age	Director Since
Paul J. van der Wansem

President, Chief Executive Officer (1979-2002) of the Company; returned to position in October 2004. Chairman of the Board of Directors of the Company (1979-present).

Prior to joining BTU, Mr. van der Wansem served as Vice President of Holec, N.V., a Dutch electronics company, President of Holec, USA, as a Management Consultant for the Boston Consulting Group, and as Adjunct Director of First National City Bank Amsterdam/New York.

We believe Mr. van der Wansem’s qualifications to serve on our Board of Directors and as its Chairman include his many years of operational and strategic management experience in a global business environment, including his 30 years as our Chief Executive Officer. His experience and perspective are a valuable asset to lead our worldwide business with a predominantly multinational customer base and manufacturing facilities in both the United States and China.

		73	1979

Joseph F. Wrinn	Director; Vice President, Engineering HDD Test, Teradyne, Inc. (2010-present); Vice President, Business Development of Teradyne, Inc. (2004-2010); Vice President, Platform Engineering of Teradyne, Inc. (2000-2004). Mr. Wrinn has been a Director of the Company since 1999; he has held general management and engineering management positions during his 30+ year career with Teradyne, a global technology company. We believe Mr. Wrinn’s qualifications to serve on our Board of Directors include his many years of management and engineering management experience at Teradyne.	59	1999

Name	Business Experiences and Current Directorships	Age	Director Since
John E. Beard	Director; Of Counsel, Ropes & Gray LLP, a law firm; Partner 1967-2000. Mr. Beard has been the Company’s Corporate Secretary since 1981 and joined the Board as a Director in June 2002. At Ropes & Gray, he represented companies such as EMC and Millipore which specialize in high-technology products and services as well as helped companies to establish and operate joint ventures and other strategic partnerships. We believe Mr. Beard’s qualifications to serve on our Board of Directors include his experience as counsel, as secretary and as a director of a number of publicly traded companies.	80	2002

G. Mead Wyman	Director; Retired Senior Vice President, Treasurer and Chief Financial Officer, Mercury Computer Systems Inc. (1996-2002). Mr. Wyman has been a Director of the Company since 2004. Prior to Mercury Computer, Mr. Wyman was the chief financial officer and treasurer at Lotus Development Corporation, a senior financial executive at Prime Computer and a general partner in Hambrecht and Quist Venture Partners. We believe Mr. Wyman’s qualifications to serve on our Board of Directors include his experience during his career as chief financial officer of three public companies.	72	2004

J. Samuel Parkhill

Director; President and Chief Executive Officer, The Hall Corporation, a privately held company (1995-present). Former Trustee, Opportunity Farm for Boys and Girls, New Gloucester, ME (resigned January 2010); Trustee, Portland Symphony Orchestra, Portland, ME (June 2010-present)

Mr. Parkhill has been a Director of the Company since 2004. Mr. Parkhill has been with The Hall Corporation (formerly The Stackpole Corporation), a privately held company formerly involved in manufacturing operations, since 1983 and has served as their CEO since 1995. Prior to that, he held various executive and legal positions with Ionics, Inc., Waters Corporation and Eastern Gas and Fuel Associates.

We believe Mr. Parkhill’s qualifications to serve on our Board of Directors include his many years of experience in operational management and finance at diversified manufacturing corporations.

		76	2004

Name	Business Experiences and Current Directorships	Age	Director Since
Bertrand Loy	Director; Chief Executive Officer of Entegris, Inc., a provider of critical products and materials used in advanced high technology manufacturing (2012-present). Prior to that, he was Chief Operating Officer (2008-2012) and Chief Administrative Officer (2005-2008) at Entegris, Inc. and Chief Financial Officer at Mykrolis Corp. (2001-2005). Mr. Loy has been a Director of the Company since 2010.	47	2010

	Mr. Loy’s qualifications to serve on our Board of Directors include his extensive experience in financial, audit and controller positions, as well as his experience in operational management and his extensive international experience in Europe, Asia-Pacific and the Americas.

Mr. van der Wansem serves as both the Chairman of the Board and our Chief Executive Officer. Mr. van der Wansem is a significant stakeholder in the Company, beneficially owning approximately 20.1% of our outstanding Common Stock. As such, we believe it is appropriate that he set the agenda for the Board of Directors in addition to serving as the Chief Executive Officer. We also do not believe that the size of the Company warrants the division of these responsibilities. We have not designated a single lead director, but the chair of our Governance and Nominating Committee presides at meetings of the independent directors and follows up on the issues that the independent directors want the Board as a whole to pursue.

During 2012, the Board held eight meetings. Each of the directors attended at least 85% of all Board and relevant committee meetings during the year. Our Board members are encouraged to attend the Company’s annual meeting. In some cases, this has been impractical due to other obligations. Last year, all members of the Board attended the annual meeting.

All members of the Company’s Board, except for Mr. van der Wansem, are independent as defined in Rule 4200(a)(15) of the NASDAQ listing standards.

At each meeting of the Board of Directors, the entire Board receives reports from our executive officers about the Company’s business. In these reports, specific risks in our operations and in the execution of our business plan, along with mitigation strategies, are identified and discussed. In addition, our Audit Committee reviews with management and our independent registered accounting firm areas of financial and compliance risk.

The current members of the Board’s committees are identified below:

Name	Audit Committee	Compensation Committee	Governance and Nominating Committee
Joseph F. Wrinn	X	X
John E. Beard			Chair
G. Mead Wyman	Chair	X
J. Samuel Parkhill	X	Chair	X
Bertrand Loy	X		X

The Audit Committee selects and oversees the independent registered public accounting firm to be engaged by the Company; reviews with the independent registered public accounting firm and management the Company’s internal accounting procedures and controls; reviews with the independent registered public accounting firm the scope and results of their audit of the consolidated financial statements of the Company; reviews the adequacy of its charter; and performs other activities as the Board or the Audit Committee deems appropriate. All Audit Committee members, in addition to being independent under the NASDAQ listing standards, also meet the more stringent requirements for independence under the Sarbanes Oxley Act of 2002. The Board determined that Mr. Wyman is an “audit committee financial expert.” The Audit Committee held five meetings during 2012. The current Audit Committee charter is available on the Company’s website at www.btu.com.

The Compensation Committee administers the Company’s stock option and compensation plans; reviews and evaluates the total compensation for the Company’s executive officers; assists the Board in developing and evaluating potential candidates for executive positions; oversees the development of executive succession plans; evaluates the Chief Executive Officer; reviews the adequacy of its charter; and reviews other matters as the Board or the Compensation Committee deems appropriate. The Committee held seven meetings during 2012. The current Compensation Committee charter is available on the Company’s website at www.btu.com.

The Governance and Nominating Committee manages the selection of director nominees; reviews corporate governance principles; and oversees the evaluation of the Board and its dealings with management and appropriate committees of the Board. Any nominees for director will be evaluated and recommended by a majority of the independent directors currently serving on the Board. Although there are no dispositive qualifications for service as a director of the Company, the Company seeks candidates who will have the integrity, business experience, commitment and independence to act in the best interest of the Company and its stockholders. The Governance and Nominating Committee has no specific policy on the consideration of diversity, however defined, in the consideration of director nominees. However, the Committee would be favorably disposed to candidates of diverse background who otherwise meet the qualities of integrity, business experience, commitment and independence that it seeks. Each director is urged to suggest appropriate candidates to the Chairman of the Board for consideration. The Board will also consider recommendations by stockholders and will evaluate any such recommended candidates against the same criteria as internally generated candidates. A stockholder may recommend a nominee by writing to Director Nominations, Board of Directors, BTU International, Inc., 23 Esquire Road, North Billerica, Massachusetts 01862, USA. The Committee held two meetings during 2012. The current Governance and Nominating Committee charter is available on the Company’s website at www.btu.com.

Communications from Stockholders

Any stockholder wishing to communicate with the Board may do so by writing to the Board of Directors, c/o BTU International, Inc., 23 Esquire Road, North Billerica, Massachusetts 01862, USA. These communications will be forwarded to the Chairman of the Governance and Nominating Committee, who will determine what action to take with respect to the communication, including where appropriate, providing copies of the communication to the other directors.

The Board recommends that the stockholders vote FOR the election of the six nominated directors to serve for the ensuing year.

Executive Compensation

The following table sets forth information with respect to compensation paid to or accrued on behalf of the persons who as of December 31, 2012, were the Chief Executive Officer and the two other most highly compensated executive officers of the Company (the “Named Executive Officers”), for services to the Company for the years ended December 31, 2012 and December 31, 2011.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($)	Total ($)
Paul J. van der Wansem	2012	$391,787	—	$64,813	$14,093	$22,218	$492,911
President, Chairman and Chief Executive Officer	2011	$413,121	—	$138,818	$28,842	$26,098	$606,879

Peter J. Tallian	2012	$231,994	$12,266	$—	$8,374	$14,923	$267,557
Chief Operating Officer and Principal Financial and Accounting Officer	2011	$215,731	—	$20,207	$12,281	$19,939	$268,158

John J. McCaffrey	2012	$214,439	—	$10,568	$7,051	$10,702	$242,760
Vice-President, Operations and Engineering and Corporate Officer	2011	$217,669	—	$19,456	$12,204	$9,601	$258,930

(1)	The amount shown represents the aggregate grant date fair value related to the grant of 5,000 shares of restricted stock units to Peter J. Tallian in fiscal 2012 calculated in accordance with the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718 (excluding the effect of any estimate of future forfeitures). Additional information concerning our financial reporting of restricted stock units is presented in Note 8 to our consolidated financial statements included in our Form 10-K for the fiscal year ended December 31, 2012.
(2)	See Note 8 to the consolidated financial statements included in our Form 10-K for the fiscal year ended December 31, 2012, for a discussion of the assumptions used under FASB ASC Topic 718 to value equity based compensation.
(3)	All 2012 and 2011 Non-Equity Incentive Plan Compensation was paid in the first quarter of fiscal 2013 and 2012 respectively, per the terms of the agreements. Cash incentive bonuses, which are contingent in nature, are awarded under the Company’s annual Key Executive Incentive Compensation Plan. The Compensation Committee awards bonuses based on the achievement of specified levels of the Company’s consolidated operating income and certain other business goals.

Outstanding Equity Awards at 2012 Year-End

The table below sets forth information about outstanding equity awards held by the Named Executive Officers as of December 31, 2012.

		Option Awards				Stock Awards
Name	Award Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) (1) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested	Market Value of Shares of Stock That Have Not Vested
Paul J. van der Wansem	06/14/2006	60,000	0	$13.16	06/14/2013
	05/18/2007	60,000	0	$11.93	05/18/2014
	05/16/2008	66,000	0	$10.05	05/16/2015
	10/31/2008	33,000	0	$5.01	10/31/2015
	05/15/2009	24,750	8,250	$4.06	05/15/2016
	10/26/2009	37,500	12,500	$5.79	10/26/2016
	05/21/2010	17,500	17,500	$5.38	05/21/2017
	11/01/2010	17,500	17,500	$6.99	11/01/2017
	05/20/2011	5,250	15,750	$9.04	05/20/2018
	11/03/2011	5,250	15,750	$3.56	11/03/2018
	06/04/2012	0	25,000	$3.03	06/04/2019
	11/05/2012	0	25,000	$2.00	11/05/2019

Peter J. Tallian	04/06/2009	5,000	5,000	$3.24	04/06/2016
	10/26/2009	5,000	2,500	$5.79	10/26/2016
	05/21/2010	3,000	3,000	$5.38	05/21/2017
	11/01/2010	2,500	2,500	$6.99	11/01/2017
	05/20/2011	750	2,250	$9.04	05/20/2018
	11/03/2011	800	2,400	$3.56	11/03/2018
	06/04/2012					2,200(2)	$4,290(3)
	11/05/2012					2,800(2)	$5,460(3)

John J. McCaffrey	10/31/2008	13,000	0	$5.01	10/31/2015
	05/15/2009	11,250	3,750	$4.06	05/15/2016
	05/18/2009	14,000	0	$4.06	05/18/2016
	10/26/2009	15,000	5,000	$5.79	10/26/2016
	05/21/2010	6,000	6,000	$5.38	05/21/2017
	11/01/2010	2,500	2,500	$6.99	11/01/2017
	05/20/2011	750	2,250	$9.04	05/20/2018
	11/03/2011	700	2,100	$3.56	11/03/2018
	06/04/2012	0	3,600	$3.03	06/04/2019
	11/05/2012	0	4,800	$2.00	11/05/2019

(1)	The option awards listed above vest with respect to one-fourth of the shares on each of the first, second, third, and fourth anniversaries of the date of grant, except for the options expiring on 5/18/2016 granted under the 2009 Stock Option Exchange Program which vest in thirds on each of the first, second and third anniversaries of the date of grant and the options expiring on 6/04/2019 and 11/05/2019, which vest one-half of the shares on each of the first and second anniversaries of the date of grant.
(2)	Represents 2,200 restricted stock units granted on 6/04/2012 and 2,800 restricted stock units granted on 11/05/2012 that are subject to the satisfaction of time-based vesting. The restricted stock units vest one-half of the amount on each of the first and second anniversaries of the date of the grant.
(3)	Amounts shown are based on the closing price of the Company’s Common Stock, of $1.95 per share on December 31, 2012, the last trading day of fiscal 2012, as reported by the NASDAQ Global Market.

All of the option and stock awards listed above were granted under the 2003 Equity Incentive Plan (the “2003 Plan”). The 2003 Plan allows for the award of stock and stock options to employees, directors and consultants. Under the terms of the 2003 Plan, other stock awards can also be granted at the discretion of the Compensation Committee.

Employment Contracts

In June 2005, Mr. van der Wansem executed an employment agreement with the Company. The agreement provides as follows:

If Mr. van der Wansem’s employment is terminated in the event of death or disability or if he terminates his employment with the Company for other than good reason, as defined in the agreement, then the Company will pay to him: (i) base salary through the termination date, (ii) vacation earned but not used, (iii) any bonus for the preceding year to the extent earned but not yet paid, (iv) if he has worked at least 90 days during the fiscal year, a pro-rated portion of the current year’s bonus, and (v) business expenses incurred but not yet paid.

If Mr. van der Wansem is terminated by the Company for cause, as defined in the agreement, then the Company will pay to him: (i) base salary through the termination date, (ii) vacation earned but not used, (iii) any bonus for the preceding year to the extent earned but not yet paid and (iv) business expenses incurred but not yet paid.

If Mr. van der Wansem is terminated by the Company for reasons other than for cause or if he terminates his employment with the Company for good reason, then the Company will pay to him: (i) base salary through the termination date, (ii) vacation earned but not used, (iii) any bonus for the preceding year to the extent earned but not yet paid, (iv) if he has worked at least 90 days during the fiscal year, a pro-rated portion of the current year’s bonus, (v) business expenses incurred but not yet paid, and (vi) an amount equal to his base salary, at his then current rate of pay, for a period equal to twelve months. In addition, the Company will continue Mr. van der Wansem’s medical and dental payments for six months after termination and his automobile allowance for three months after termination.

If a change of control occurs and if Mr. van der Wansem’s employment is terminated for a reason other than for cause, the Company will pay to him: (i) base salary through the termination date, (ii) vacation earned but not used, (iii) any bonus for the preceding year to the extent earned but not yet paid, (iv) any bonus for the fiscal year of the termination, pro-rated based on the number of days during which Mr. van der Wansem was employed by the Company, (v) business expenses incurred but not yet paid and (vi) an amount equal to his annual base salary, at his then current rate of pay, paid in a single lump-sum payment. Additionally, the Company will accelerate the exercisability of any options and cancel any restrictions on any restricted stock he holds.

If Mr. van der Wansem’s employment is terminated and a change in control occurs in the following four months, the Company will pay to Mr. van der Wansem a lump sum payment reflecting his aggregate remaining severance payments that he would have been entitled to upon a termination following a change in control, as described above, and the difference between the exercise price and the closing price (on the date of the change of control) on all options held by Mr. van der Wansem that were cancelled or expired upon his termination.

Mr. van der Wansem has agreed to confidentiality provisions and to a one-year non-competition covenant, following any termination of his employment.

On February 18, 2008, John J. McCaffrey (the “Executive”), executed an employment agreement with the Company. This agreement provides as follows:

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In the event that the Company terminates the Executive’s employment other than for cause, as defined in the agreement, the Company will continue to pay the Executive’s salary for up to 12 months, depending on length of service, will continue to contribute to the premium cost of the Executive’s medical and dental coverage during this period, and will pay a pro-rata portion of the Executive’s bonus for the year of termination.

•

If a change of control occurs, and (i) the Executive remains employed by the Company on the date that is six months thereafter or (ii) the Company terminates the Executive’s employment other than for cause before six months thereafter, the Company will provide the Executive with either (A) a cash payment equal to the value of 7,000 shares of the Company’s Common Stock at the time of the change of control or (B) at the Company’s option, if the Company is the surviving corporation, 7,000 shares of the Company’s Common Stock.

•

In the event that within one year of a change in control the Company terminates the Executive’s employment other than for cause or the Executive terminates his employment for good reason, as defined in the agreement, the Company will make a lump-sum payment to the Executive equal to a maximum of 12 months of the Executive’s base salary and a pro-rata portion of the Executive’s bonus for the year of termination.

•	The Executive also agrees to comply with certain confidentiality, standstill and non-solicit covenants following a termination of employment.

On March 21, 2009, Peter J. Tallian (the “Executive”), executed an employment agreement with the Company. On November 26, 2012, the Company appointed Peter J. Tallian as Chief Operating Officer of the Company. In connection with his appointment as Chief Operating Officer, the retention agreement between the Company and Mr. Tallian has been amended to provide as follows:

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In the event that the Company terminates the Executive’s employment other than for cause, as defined in the agreement, the Company will continue to pay the Executive’s salary for up to 12 months, will continue to contribute to the premium cost of the Executive’s medical and dental coverage during this period, and will pay a pro-rata portion of the Executive’s bonus for the year of termination.

•

If a change of control occurs, and (i) the Executive remains employed by the Company on the date that is six months thereafter or (ii) the Company terminates the Executive’s employment other than for cause before six months thereafter, the Company will provide the Executive with either (A) a cash payment equal to the value of 7,000 shares of the Company’s Common Stock at the time of the change of control or (B) at the Company’s option, if the Company is the surviving corporation, 7,000 shares of the Company’s Common Stock.

•

In the event that within one year of a change in control the Company terminates the Executive’s employment other than for cause or the Executive terminates his employment for good reason, as defined in the agreement, the Company will make a lump-sum payment to the Executive equal to 12 months of the Executive’s base salary, subject to the terms and conditions set forth in the amended retention agreement, and a pro-rata portion of the Executive’s bonus for the year of termination.

•	The Executive also agrees to comply with certain confidentiality, standstill and non-solicit covenants following a termination of employment.

Directors’ Compensation

The table below shows the compensation for services provided in all capacities by the Company’s independent directors for the year ended December 31, 2012.

DIRECTOR COMPENSATION FOR 2012

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1) (2)	Total
Joseph F. Wrinn	$12,400	$11,147	$23,547
John E. Beard	$15,400	$7,992	$23,392
G. Mead Wyman	$14,400	$11,147	$25,547
J. Samuel Parkhill	$13,400	$11,147	$24,547
Bertrand Loy	$11,200	$11,147	$22,347

(1)	See Note 8 to the consolidated financial statements included in our Form 10-K for the fiscal year ended December 31, 2012, for a discussion of the assumptions used under FASB ASC Topic 718 to value equity based compensation.
(2)	Options outstanding for each director at December 31, 2012, were as follows: 34,494 shares for Mr. Wrinn, 28,802 shares for Mr. Beard, 32,242 shares for Mr. Wyman, 34,494 shares for Mr. Parkhill, and 19,242 shares for Mr. Loy.

On March 30, 2012, Messrs. Wrinn, Beard, Wyman, Parkhill and Loy each received an option to purchase 2,427 shares of Common Stock with an exercise price equal to the closing price of the stock on that date ($3.09 per share) under the Company’s 2003 Plan. These options become exercisable one year from date of grant, and expire five years from the date of grant.

On May 25, 2012, Messrs. Wrinn, Beard, Wyman, Parkhill and Loy each received an option to purchase 3,000 shares of Common Stock with an exercise price equal to the closing price of the stock on that date ($2.90 per share) under the Company’s 2003 Plan. These options become exercisable with respect to one-fourth of the shares on each of the first, second, third and fourth anniversary of the date of grant, and expire seven years from the date of grant.

On October 1, 2012, Messrs. Wrinn, Wyman, Parkhill and Loy each received an option to purchase 3,440 shares of Common Stock with an exercise price equal to the closing price of the stock on that date ($2.18 per share) under the Company’s 2003 Plan. These options become exercisable one year from the date of grant, and expire five years from the date of grant.

The Company’s compensation for 2012 for non-employee directors was as follows:

•	New directors receive 4,000 stock options upon appointment to the Board. The exercise price of such options is equal to the closing price of the Common Stock on the date of the award.

•

The annual retainer is $15,000, which, at the option of the individual director, can be paid either in cash or one half in cash and the other half in options. The formula for options granted pursuant to any such election by a director is equal to twice the number of shares determined by dividing the cash amount by the closing price of the Common Stock on the date of the award. The exercise price of such options is equal to the closing price of the Common Stock on the date of the award.

•	Directors serving as chairman of Board committees receive an extra payment in cash as follows:

•	Chair of the Audit Committee receives $2,500 per year

•	Chair of the Compensation Committee receives $1,000 per year

•	Chair of the Governance and Nominating Committee receives $500 per year

•	Directors each receive an annual grant of 3,000 stock options. The exercise price of such options is equal to the closing price of the Common Stock on the date of the award.

•

Attendance at Board meetings and committee meetings (if separate from a Board meeting) is compensated at the rate of $1,000 and $500 per meeting, respectively; participation by substantive conference call will be compensated at the rate of $500 and $250 per call, respectively.

As a result of adverse market conditions that continue to affect the financial performance of the Company, the Board of Directors instituted a 20% reduction in the cash compensation paid to each director. Executives and other officers of the Company have also had reductions in compensation in light of the Company’s financial situation.

Equity Compensation Plan Benefit Information

The following table gives information about the Company’s Common Stock that may be issued upon the exercise of options and other stock awards under all of the Company’s existing equity compensation plans as of December 31, 2012.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants, and rights	(b) Weighted-average exercise price of outstanding options, warrants, and rights (1)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by shareholders (2)	1,376,041	$6.20	844,449	(3)
Equity compensation plans not approved by shareholders	N/A	N/A	N/A
Total	1,376,041	$6.20	844,449

(1)	Restricted stock units were excluded when determining the weighted-average exercise price of outstanding options, warrants, and rights.
(2)	Includes 22,900 shares issuable upon the vesting of restricted stock units.
(3)	Includes 55,122 shares available under the Company’s employee stock purchase plan.

Beneficial Ownership of Shares

The following table sets forth certain information regarding beneficial ownership as of March 26, 2013, of the Company’s Common Stock (i) by each person known by the Company to own beneficially more than 5% of the Company’s Common Stock, (ii) by each of the Company’s directors, (iii) by each Named Executive Officer of the Company listed above in the Summary Compensation Table and (iv) by all directors and executive officers of the Company as a group. Unless otherwise noted below, the address of each person is 23 Esquire Road, North Billerica, Massachusetts 01862.

	Common Stock Beneficially Owned (1)
Directors and Executive Officers	Number of Shares	Percent of Class
Paul J. van der Wansem (2)	2,001,994	20%
Joseph F. Wrinn (3)	45,189	*
John E. Beard (3)(5)	43,899	*
G. Mead Wyman (3)	36,477	*
J. Samuel Parkhill (3)	38,977	*
Bertrand Loy (3)	10,052	*
Peter J. Tallian (3)	26,499	*
John J. McCaffrey (3)	76,700	*
All directors and executive officers as a group (9 persons) (4)	2,338,437	24%

5% Beneficial Owners
Austin W. Marxe & David M. Greenhouse (6) 527 Madison Avenue, Suite 2600 New York, New York 10022	1,123,045	11.8%

Royce & Associates, LLC (7) 745 Fifth Avenue New York, NY 10151	848,056	8.9%

T. Rowe Price Associates, Inc. (8) 100 E. Pratt Street Baltimore, MD 21202	830,033	8.7%

Ameriprise Financial, Inc. (9) 145 Ameriprise Financial Center Minneapolis, MN 55474	666,531	7.0%

Laurence W. Lytton (10) 467 CPW New York, NY 10025	489,669	5.2%

*	Less than one percent
(1)	Except as otherwise noted, each person or entity named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by him or it.
(2)	Includes: (i) 90,344 shares of Common Stock held by trusts, of which Mr. van der Wansem is a trustee, for the benefit of certain members of Mr. van der Wansem’s family (Mr. van der Wansem disclaims beneficial ownership in the shares held in these trusts); (ii) 365,000 shares held in a family limited partnership, in which Mr. van der Wansem is a general partner and a limited partner; (iii) 115,000 shares held by Mrs. van der Wansem, of which Mr. van der Wansem disclaims beneficial ownership; (iv) 60,250 shares held by a charitable foundation, of which Mr. van der Wansem is a trustee and in which he shares voting and investment power, of which Mr. van der Wansem disclaims beneficial ownership; and (v) 349,000 shares represented by options exercisable by Mr. van der Wansem within 60 days of March 26, 2013.

(3)	Includes 26,554 shares for Mr. Wrinn, 24,302 shares for Mr. Beard, 24,302 shares for Mr. Wyman, 26,554 shares for Mr. Parkhill, 10,052 shares for Mr. Loy, 24,300 shares for Mr. Tallian, and 70,700 shares for Mr. McCaffrey represented by options exercisable within 60 days of March 26, 2013.
(4)	Includes 603,914 shares represented by options exercisable within 60 days of March 26, 2013.
(5)	Mr. Beard is the direct owner of 14,597 shares and indirectly owns and shares the power to vote or dispose of 5,000 shares as the co-trustee of shares held in a family partnership of which Mr. van der Wansem is general partner.
(6)	Information as to share ownership is as of December 31, 2012, and is based on a Schedule 13F filed with the SEC on February 13, 2013. Austin W. Marxe and David M. Greenhouse are the controlling principals of AWM Investment Company, Inc., (“AWM”), the general partner of MGP Advisers Limited Partnership (MGP), the general partner of Special Situations Fund III QP, L.P., (“SSFQP”). AWM serves as the investment adviser to SSFQP. The principal business of each fund is to invest in equity and equity-related securities and other securities of any kind or nature. Messrs. Marxe and Greenhouse beneficially own a total of 1,123,045 shares of Common Stock. This amount includes 1,123,045 shares of Common Stock owned by SSFQP. Messrs. Marxe and Greenhouse have shared voting power covering 1,123,045 shares of the Company’s Common Stock and shared dispositive power covering 1,123,045 shares of the Company’s Common Stock.
(7)	Information as to share ownership is as of December 31, 2012, and is based on a Schedule 13G/A filed with the SEC on January 4, 2013. Royce & Associates, LLC has sole voting power and sole dispositive power over 848,056 shares of the Company’s Common Stock.
(8)	Information as to share ownership is as of December 31, 2012, and is based on a Schedule 13G/A filed with the SEC on February 8, 2013. T. Rowe Price Associates, Inc. has sole voting power covering 29,033 shares of the Company’s Common Stock and sole dispositive power covering 830,033 shares of the Company’s Common Stock. T. Rowe Price Small-Cap Value Fund, Inc. has sole voting power covering 794,400 shares of the Company’s Common Stock.
(9)	Information as to share ownership is as of December 31, 2012, and is based on a Schedule 13G/A filed with the SEC on February 13, 2013. Ameriprise Financial, Inc. has shared voting power covering 419,610 shares of the Company’s Common Stock, and shared dispositive power covering 666,531 shares of the Company’s Common Stock. Within Ameriprise Financial, Inc., voting power is allocated to the following entities: Ameriprise Financial, Inc. has shared voting power covering 419,610 shares of the Company’s Common Stock and shared dispositive power covering 666,531 shares of the Company’s Common Stock. Columbia Management Investment Advisors, LLC has shared voting power covering 419,610 shares of the Company’s Common Stock, and shared dispositive power covering 666,531 shares of the Company’s Common Stock.
(10)	Information as to share ownership is as of December 31, 2012, and is based on a Schedule 13G filed with the SEC on January 31, 2013. Mr. Laurence W. Lytton has sole voting power and sole dispositive power over 439,669 shares of the Company’s Common Stock and has shared voting power and shared dispositive power over 50,000 shares of the Company’s Common Stock.

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, requires that we provide our stockholders a non-binding, advisory vote to approve the compensation of our Named Executive Officers.

The Compensation Committee will review the results of the vote carefully. Depending upon the results of that review, the Compensation Committee will take such action, if any, as it deems appropriate. Because this vote is advisory, it is not binding on the Company or the Board of Directors.

Before you vote on the resolution below, please read the entire “Executive Compensation” section, including the tables, together with the related narrative disclosure and footnotes, beginning on page 7 of this Proxy Statement. The Board of Directors is asking stockholders to cast a non-binding, advisory vote FOR the following resolution:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables, is hereby APPROVED.”

Our executive compensation program is comprised principally of salary, equity and performance-based cash compensation, designed to align compensation of our executives with stockholder value and financial performance and achieve a balanced package that would attract and retain highly qualified senior officers and appropriately reflect each such officer’s individual performance and contributions. In addition to our equity and performance-based cash compensation, we also utilize competitive base salaries and some limited perquisite compensation tools that the Compensation Committee deems appropriate to meet the objective of retaining key members of senior management. In addition, the Company regularly reviews its compensation program and the overall compensation package paid to each of its senior executives to assess risk and to ensure that the program is structured appropriately in order to obtain the Company’s strategic goals.

For the above reasons, the Board of Directors is asking stockholders to support this proposal. Although the vote we are asking you to cast is non-binding, the Compensation Committee and the Board of Directors value the views of our stockholders and will consider, among other factors, the outcome of the vote when determining future compensation arrangements for our Named Executive Officers.

The Board of Directors unanimously recommends that the Company’s stockholders vote FOR this proposal.

PROPOSAL 3: ADVISORY VOTE ON FREQUENCY OF EXECUTIVE

COMPENSATION ADVISORY VOTES

In Proposal 2 (referred to as a “say-on-pay” vote), the Board of Directors is asking stockholders to cast an advisory vote for the compensation that we paid in 2012 to our Named Executive Officers, as disclosed in this Proxy Statement. The Dodd-Frank Wall Street Reform and Consumer Protection Act also provides that stockholders must be given the opportunity to indicate their preference, on a non-binding, advisory basis, at least once every six years, as to how frequently we should seek an advisory vote to approve the compensation of our Named Executive Officers.

In this Proposal 3, the Board of Directors is asking stockholders to cast a non-binding, advisory vote on how frequently we should have say-on-pay votes in the future. Stockholders will be able to mark the enclosed proxy card or voting instruction form on whether to hold say-on-pay votes every one, two or three years. Alternatively, you may indicate that you are abstaining from voting. The Board of Directors is asking stockholders to cast a non-binding, advisory vote for the ONE-YEAR option on the following resolution:

“RESOLVED, that the stockholders of the Company recommend, in a non-binding vote, whether an advisory vote to approve the compensation of the Company’s Named Executive Officers should occur every one, two or three years.”

The Board of Directors believes that say-on-pay votes should be conducted every year so that stockholders may annually express their views on our executive compensation program. This vote, like the say-on-pay vote itself, is non-binding.

The Board of Directors unanimously recommends that the Company’s stockholders vote for the ONE-YEAR option as the frequency of the advisory vote on executive compensation.

ADDITIONAL INFORMATION

Principal Accounting Fees and Services

The following table describes the fees that KPMG LLP (“KPMG”) billed to the Company for the years ended December 31, 2012, and December 31, 2011.

	Audit Fees (1)	Audit- Related Fees	Tax Fees (2)	All Other Fees	Total Fees
2012	$505,935	$—	$43,000	$—	$548,935
2011	$538,901	$—	$65,000	$—	$603,901

(1)	Services provided relating to the audit of the Company’s consolidated financial statements
(2)	Services provided to file federal and state tax returns, along with routine tax advice.

Pre-Approval Policy

The Audit Committee’s policy is to approve in advance all audit and permitted non-audit services to be performed for the Company by its independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year, is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee also pre-approves particular services on a case-by-case basis. The Audit Committee approved 100% of the services listed in the table above.

Audit Matters

The Audit Committee of the Board of Directors typically selects the accounting firm for the current year at or after the time of the annual meeting, and it expects to do so this year. KPMG has audited the consolidated financial statements of the Company as of December 31, 2012 and 2011 and for each of the years in the three year period ended December 31, 2012. A representative of KPMG is expected to be present at the Meeting and will have the opportunity to make a statement and to respond to appropriate questions from stockholders.

Report of the Audit Committee

The Audit Committee has reviewed and discussed the Company’s audited consolidated balance sheets as of December 31, 2012, and December 31, 2011 and the related consolidated statements of operations, comprehensive income (loss), stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2012, with the Company’s management. The Audit Committee has discussed with KPMG, the Company’s independent registered public accounting firm the matters required to be discussed under Public Company Accounting Oversight Board standards.

The Audit Committee has also reviewed with KPMG independence as required by the Public Company Accounting Oversight Board concerning the matters that may affect the accountants’ independence. The Audit Committee received from KPMG the written disclosures and letter required by the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussed with KPMG the matters disclosed in this letter and their independence.

Based on the foregoing review and discussions, the Audit Committee recommended to the Board that the audited consolidated financial statements as of December 31, 2012 and 2011, and for each of the years in the three year period ended December 31, 2012. be included in the Company’s Annual Report on Form 10-K, for filing with the Securities and Exchange Commission.

Audit Committee

G. Mead Wyman, Chairman

Joseph F. Wrinn

J. Samuel Parkhill

Bertrand Loy

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, officers and any persons holding more than ten percent of the Company’s Common Stock to file with the Securities and Exchange Commission reports regarding their holdings of and transactions in the Common Stock of the Company. The Company believes that, during 2012, its directors and officers satisfied all of these filing requirements in a timely manner.

In making these statements, the Company has relied on the written representations of its directors and officers and copies of the reports that they have filed with the Commission and the Company.

Stockholder Proposals

Proposals to be included in the proxy statement. Under the Securities and Exchange Commission rules, if a stockholder wants us to include a proposal in our proxy statement and form of proxy for presentation at our 2014 Annual Meeting of Stockholders, the proposal must be received by us, attention: Chairman of the Board, at our principal executive offices by December 16, 2013. Proposals should follow the procedures required by SEC Rule 14a-8.

Under our bylaws, written notice of shareholder nominations to the Board of Directors and any other business proposed by a shareholder that is not to be included in the proxy statement must be delivered to the Chairman of the Board not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Accordingly, any shareholder who wishes to have a nomination or other business considered at the 2014 annual meeting must deliver a written notice (containing the information specified in our bylaws) between January 24, 2014 and February 23, 2014.

Householding of Proxy Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this proxy statement or the annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you write or call us at the following address or telephone number: BTU International Inc., 23 Esquire Road, North Billerica, Massachusetts 01862, USA, Attention: Peter Tallian, (978) 667-4111. If you would like to receive separate copies of a proxy statement or an annual report in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and telephone number.

Other Business

The Board knows of no business that will come before the Meeting, except as described in the accompanying Notice of Annual Meeting of Stockholders. However, as to any such business, the persons designated as proxies will have discretionary authority to act in their best judgment.

Proxy Solicitation Process

We will pay the expenses of the preparation of proxy materials and the solicitation of proxies for the Meeting. In addition to the solicitation of proxies by mail, solicitation may be made by certain directors, officers or employees of the Company telephonically, electronically or by other means of communication. Our directors, officers and employees will receive no additional compensation for any such solicitation. We will reimburse brokers and other similar institutions for costs incurred by them in mailing proxy materials to beneficial owners in accordance with applicable rules.

BTU International, Inc.
IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Daylight Time, on May 24, 2013.
Vote by Internet
• Log on to the Internet and go to
www.investorvote.com/BTUI
• Follow the steps outlined on the secured website.
Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

• Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1, FOR Proposal 2, and 1 year on Proposal 3.
1. To elect the following (6) Directors.		For	Withhold		For	Withhold		For	Withhold
	01 - Paul J. van der Wansem	☐	☐	02 - G. Mead Wyman	☐	☐	03 - J. Samuel Parkhill	☐	☐
	04 - John E. Beard	☐	☐	05 - Joseph F. Wrinn	☐	☐	06 - Bertrand Loy	☐	☐

	For	Against	Abstain
2. To approve, by non-binding advisory vote, compensation of the named executive officers.	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain
3. To recommend, by non-binding advisory vote, the frequency of executive compensation votes.	☐	☐	☐	☐

B	Non-Voting Items
Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

                                     01MGDB

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — BTU International, Inc.

ANNUAL MEETING

MAY 24, 2013

The undersigned hereby constitutes and appoints Paul J. van der Wansem and Peter J. Tallian, or either of them with full power of substitution to each, proxies to vote and act at the Annual Meeting of Stockholders on May 24, 2013 at 10:00 a.m., and at any postponements or adjournments thereof, upon and with respect to the number of shares of Common Stock of the Company as to which the undersigned may be entitled to vote or act. The undersigned instructs such proxies, or their substitutes, to vote in such manner as they may determine on any matters which may come before the meeting, all as indicated in the accompanying Notice of Meeting and Proxy Statement, receipt of which is acknowledged, and to vote on the following as specified by the undersigned. All proxies heretofore given by the undersigned in respect of said meeting are hereby revoked.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. Unless otherwise specified in the boxes provided on the reverse side hereof, the proxy will be voted “FOR” Proposals 1 and 2 and “1 Year” on Proposal 3 and in the discretion of the named proxies as to any other matter that may come before this meeting or any postponement or adjournment thereof.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE SIDE